Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$278,489,520
Unrealized Gain (Loss) on Market Value of Futures	(456,600,820)
Interest Income	35,743
ETF Transaction Fees	19,000
Total Income (Loss)	$(178,056,557)

Expenses
Investment Advisory Fee	$853,697
Tax Reporting Fees	227,800
Brokerage Commissions	201,383
NYMEX License Fee	43,290
Audit Fees	13,589
Prepaid Insurance Fees	9,820
Non-interested Directors' Fees and Expenses	8,557
SEC & FINRA Registration Fees	7,750
Total Expenses	$1,365,886
Net Gain (Loss)	$(179,422,443)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/10	$2,471,252,817
Additions (5,200,000 Units)	193,260,025
Withdrawals (11,100,000 Units)	(441,975,700)
Net Gain (Loss)	(179,422,443)

Net Asset Value End of Period	$2,043,114,699
Net Asset Value Per Unit (57,200,000 Units)	$35.72

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502